EXHIBIT 10.1

FIRST AMENDMENT TO

GTJ REIT, INC.

2017 INCENTIVE AWARD PLAN

This First Amendment to GTJ REIT, Inc. 2017 Incentive Award Plan (the “Plan”) is entered into and adopted as of July 25, 2020, by GTJ REIT, Inc., a Maryland corporation (the “Company”). Capitalized terms herein but not otherwise defined shall have the meanings set forth in the Plan.

WHEREAS, the Company desires to amend the Plan to permit the transfer of Common Stock awarded under the Plan in which the restrictions applicable to such Common Stock have lapsed (the “Amendment”); and

WHEREAS, the Company’s Board has determined that it is advisable and in the best interests of the Company and its stockholders to approve the Amendment and have adopted resolutions approving the Amendment.

NOW, THEREFORE, the Company hereby adopts the following amendment to the Plan on the terms and conditions set forth herein:

1.Amendment.  Section 13 of the Plan is hereby deleted in its entirety and replaced with the following:

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than: (a) by will or by the laws of descent and distribution; (b) pursuant to the terms of a domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; (c) as permitted by the Committee with respect to a NSO transferable by the Participant during his or her lifetime; or (d) Awards that have been exercised, or the shares of Common Stock underlying such Awards which have been issued, and all restrictions applicable to such shares of Common Stock have lapsed.

2.	No Other Amendment. Except as amended hereby, the provisions of the Plan shall remain in full force and effect.
3.

General Provisions.  No waiver of any of the provisions of this Amendment will be valid unless it is in writing and signed by the party against whom it is sought to be enforced.  Any paragraph or section headings in this Amendment are for convenience only and will not be deemed to limit or affect any of the provisions hereof.  This Amendment may be executed simultaneously in two or more counterparts each of which will be deemed an original and all of which together will constitute one and the same instrument.  This Amendment will be construed, interpreted, and enforced in accordance with the substantive laws of the State of Maryland, without regard to the conflicts of law principles thereof. Unless otherwise provided herein, all capitalized terms shall have the meanings given to them in the Plan.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this First Amendment to the GTJ REIT, Inc. 2017 Incentive Award Plan to be executed by an authorized officer as of the date first above written.

GTJ REIT, INC.,

a Maryland corporation

By:  _/s/ Stuart Blau__________________

Name: Stuart Blau

Title: CFO

Signature Page